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                                                                    Exhibit 99.1
                                 REVOCABLE PROXY
                             CALIFORNIA CENTER BANK
               ANNUAL MEETING OF SHAREHOLDERS - September 12, 2002

          The undersigned shareholder(s) of California Center Bank hereby nominates, constitutes and appoints Chung Hyun Lee, David Z. Hong and Seon Hong Kim, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of California Center Bank which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at California Center Bank's Olympic Office, 2222 West Olympic Boulevard, Los Angeles, California on Thursday, September 12, 2002 at 6:00 p.m., and any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

          1. Election of Directors. Authority to elect the following directors to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and have qualified: Chung Hyun Lee, David Z. Hong, Jin Chul Jhung, Peter Y. S. Kim, Chang Hwi Kim, Sang Hoon Kim, Seon Hong Kim, Monica
M. Yoon and Warren A. Mackey.

             [_] AUTHORITY GIVEN                [_] WITHHOLD AUTHORITY
                   to vote for all nominees           to vote for all nominees.
                   (except as indicated to
                   the contrary below).

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), PLEASE WRITE THE INDIVIDUAL'S OR INDIVIDUALS' NAME(S) IN THE SPACE BELOW)


          2. Reorganization of California Center Bank into a Bank Holding Company. To approve a proposal to approve a plan of reorganization and agreement of merger dated by and among California Center Bank, Center Financial Corporation and CCB Merger Company, as described in the Proxy
Statement/Prospectus of California Center Bank dated August ____, 2002.

             [_] FOR             [_] AGAINST            [_] ABSTAIN

          3. To transact such other business as may properly come before the annual meeting and any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of California Center Bank or its Board of Directors at the annual meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR PROPOSAL 1 AND "FOR" PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

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                           PLEASE SIGN AND DATE BELOW.


___________________________________          Dated: ____________________________
(Number of Shares)




___________________________________          ___________________________________
(Please Print Name)                          (Signature of Shareholder)




___________________________________          ___________________________________
(Please Print Name)                          (Signature of Shareholder)


                                             (Please date this Proxy and sign
                                             your name as it appears on your
                                             stock certificates. Executors,
                                             administrators, trustees, etc.,
                                             should give their full titles. All
                                             joint owners should sign.)

                                             I (We) do ___ do not ___ expect to
                                             attend the Meeting.

                                             Number of Persons ____________

                                       2